Exhibit 10.1

FORM OF

AMERICAN RAILCAR INDUSTRIES, INC.

2005 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

Name of SARs Holder:

Grant Date: February 24, 2012

Total Number of SARs:

Exercise Price Per SAR: $29.31

SAR Term/Expiration Date: February 24, 2019

Pursuant to and in accordance with the American Railcar Industries, Inc. 2005 Equity Incentive Plan, as amended from time to time (the “Plan”), this Stock Appreciation Rights Agreement (the “Award Agreement” or “Agreement”) evidences the issuance to the person named above (the “SARs Holder”) by American Railcar Industries, Inc. (the “Company”), effective as of the date set forth above, of stock appreciation rights (the “SARs”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

1. Vesting Schedules.

Subject to the Plan and the other terms and conditions of this Agreement, the number and percentage of the Total Number of SARs (as it may be adjusted from time to time) shall vest on the respective dates indicated below:

Vesting Date	# of Total SARs Vested	% of Total Number of SARs Vested
February 24, 2013		33.3%
February 24, 2014		33.3%
February 24, 2015		33.4%

These SARs shall vest equally over three years, on the first, second, and third anniversaries of the grant date, but only if the amount of the Company’s earnings before interest, taxes, depreciation and amortization adjusted to remove the expense or income related to stock-based compensation and investment income or expense related to derivative and stock investment activities (“EBITDA”) achieves the specified target amount set forth below for the fiscal year preceding the applicable anniversary date. If the EBITDA target is not achieved for the fiscal year preceding the applicable anniversary date, then the corresponding number and percentage of SARs will not vest on the anniversary date and shall be irrevocably cancelled. Each holder must further remain employed by the Company through each anniversary of the grant date in order to vest in the corresponding and percentage of SARs. All SARs shall have a seven-year term.

Below are the target EBITDA amounts for the fiscal year ending on:

December 31, 2012:

December 31, 2013:

December 31, 2014:

At any time prior to the final determination of awards, the Compensation Committee may, in its sole discretion, increase, decrease, or otherwise adjust performance measures, targets, and payout ranges used hereunder, as a result of extraordinary or non-recurring events, changes in applicable accounting rules or principles, changes in the Company’s methods of accounting, changes in applicable law, changes due to consolidation, acquisition, or reorganization affecting the Company and its subsidiaries and affiliates; or such other material change in the Company’s business.

2. Exercise. The SARs issued to the SARs Holder shall be exercisable by delivery of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the SARs, the number of SARs being exercised (the “Exercised SARs”) and the SARs Holder’s agreement with respect to certain representations and agreements. The SARs shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice. The SARs may be exercised only in accordance with the Plan and the terms of this Agreement. Upon the exercise of any SARs, the SARs Holder shall be paid by the Company on the date coinciding with the SARs Holder’s next regular payment date in accordance with the Company’s normal payroll cycle. The payment will be in cash, for an amount equal to the excess, if any, of (A) the aggregate Fair Market Value in respect of which the SARs are exercised, determined as of the time of such exercise, by the average high and low stock price on the Exercise day, over (B) the aggregate Exercise Price Per SAR of the SARs being exercised. No payments shall be made pursuant to the exercise of any SARs unless the issuance and exercise of the SARs complies with applicable laws, the Plan and this Award Agreement.

3. Adjustments. In accordance with Section 3(c) of the Plan, the total number of SARs and the Exercise Price Per SAR shall be adjusted from time to time to reflect changes in the Company’s capitalization and for certain other events as expressly set forth in the Plan.

4. No Rights as Stockholder. Neither the issuance of SARs nor any action taken hereunder or thereunder or pursuant hereto or thereto shall be construed as (i) giving the SARs Holder any equity or interest of any kind in the Company or in any assets of the Company or any of its subsidiaries, or (ii) creating a trust of any kind or a fiduciary relationship of any kind between the SARs Holder and the Company or any of its subsidiaries. The SARs Holder shall not have, in respect of the SARs or otherwise, any right to acquire or receive shares of common stock or other securities of the Company or any of its subsidiaries pursuant to the Plan or this Award Agreement or otherwise, shall not have any right to any adjustment or change hereunder as a result of any issuance of stock or other securities by the Company or any of its subsidiaries, and he or she shall not be deemed for any purpose to be a shareholder of the Company or any of its subsidiaries.

5. Termination. Any vested SARs shall be exercisable for ninety (90) days after the SARs Holder’s employment with the Company (which for purposes of this Plan shall include employment with the Company and its direct and indirect consolidated subsidiaries) is terminated without Cause (as defined in the Plan); provided, however, if the employment is terminated by the Company for Cause, the SARs shall terminate immediately. Upon the SARs Holder’s death, any vested SARs may be exercised for a period of twelve (12) months from the date of death. Notwithstanding anything to the contrary in the foregoing, in no event may any SARs be exercised after the Expiration Date set forth above or as otherwise provided in the Plan.

6. Non-Transferable by the SARs Holder. Except by will or the laws of descent, the SARs and all rights, title and interest therein granted hereunder are not transferable by the SARs Holder, directly or indirectly, by sale, assignment, pledge, hypothecation, transfer or otherwise (each a “Transfer”). Except as provided above, no Transfer of the SARs granted hereunder, whether voluntary or involuntary, by the operation of law or otherwise, shall vest in any person or entity, any direct or indirect title, interest or right therein whatsoever, but immediately upon any such attempted Transfer, all SARs granted hereunder shall cease to exist and be extinguished and be of no further force or effect.

7. No Guarantee of Continued Service. SARS HOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SARS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN THE RELATIONSHIP AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). SARS HOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH SARS HOLDER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

8. Withholding. All amounts paid to the SARs Holder hereunder shall be subject to regular federal, state and, if applicable, local or foreign tax withholding and deductions imposed by any one or more federal, state, local and/or foreign governments, or pursuant to any foreign or domestic applicable law, rule or regulation.

9. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and SARs Holder with respect to the subject matter hereof, and may not be modified (except as provided herein and in the Plan) adversely to the SARs Holder’s interest except by means of a writing signed by the Company and SARs Holder. This agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.

10. Confidentiality, Non-Compete and Non-Solicit. Pursuant to the terms and conditions of the Plan, SARs Holder has executed and delivered to the Company a Confidentiality, Non-Compete and Non-Solicit Agreement in form and substance acceptable to the Company.

11. SARs Holder Acknowledgement. SARs Holder acknowledges receipt of a copy of the Plan and represents that SARs Holder is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. SARs Holder has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Award Agreement. SARs Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors upon any questions arising under the Plan or this Award Agreement. SARs Holder further agrees to notify the Company upon any change in the residence address indicated below. A facsimile or photocopy of an executed counterpart of this Award Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

SARs Holder:		American Railcar Industries, Inc.

By:	By:

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EXHIBIT A

to

Stock Appreciation Rights Agreement

2005 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

American Railcar Industries, Inc.

100 Clark St.

St. Charles, MO 63301

Attention: Treasury

1.	Exercise of SARs. Effective as of today, , 201 , the undersigned (“Holder”) hereby elects to exercise SARs under and pursuant to the 2005 Equity Incentive Plan (the “Plan”) and the Stock Appreciation Rights Agreement dated , 201 , with an Exercise Price of (the “Award Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

2.	Representations of Holder. Holder acknowledges that Holder has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

3.	Tax Consultation. Holder understands that Holder may suffer adverse tax consequences as a result of Holder’s exercise of the SARs. Holder represents that Holder has consulted with any tax consultants Holder deems advisable in connection with the purchase or disposition of the Shares and that Holder is not relying on the Company for any tax advice.

[Signatures appear on next page]

SAR Exercise Notice

Submitted by:	Accepted by:

SARs HOLDER	AMERICAN RAILCAR INDUSTRIES, INC.

Signature	By

Print Name	Title

Address:

Date Received

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